                   ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K


             1.3. PLEDGE AGREEMENT DATED DECEMBER 20, 1996 BETWEEN
                 UNIVERSAL SEISMIC ASSOCIATES, INC. AND RIMCO.

                               PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (this "AGREEMENT") dated December 20, 1996 is made by UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation ("USA"), with an office at 16420 Park Ten Place, Houston, Texas 77084 to RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, RIMCO PARTNERS, L.P. III, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (collectively, the "NOTEHOLDERS"), all with an office at 600 Travis, Suite 6875, Houston, Texas 77002.

        PRELIMINARY STATEMENT. The Noteholders have entered into a Note Purchase Agreement dated as of December 20, 1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "NOTE AGREEMENT") with UNEXCO, INC., a Delaware corporation and wholly-owned subsidiary of USA (the "COMPANY") whereby the Noteholders have purchased from the Company its 12% Senior Secured General Obligation Notes in the maximum aggregate principal amount of $4,000,000 subject in each case to the terms of the Note Agreement (such notes, together with all substitutions, replacements, extensions, modifications and restatements thereof, being referred to herein, collectively, as the "NOTES").

        In connection with the Note Agreement, USA and the Noteholders have entered into that certain Guaranty Agreement, dated of even date herewith (as same may be amended from time to time being referred to herein as the "GUARANTY AGREEMENT"), whereby, among other things, USA has unconditionally and irrevocably guaranteed the full and punctual payment when due, whether at stated maturity or earlier by acceleration or otherwise, of any and all debts, liabilities and obligations of the Company now or hereafter existing under the Note Agreement, the Notes or any of the other Transaction Documents (as such term is defined in the Note Agreement). USA is the owner of all of the issued and outstanding shares of common stock of the Company (the "PLEDGED SHARES"). It is a condition precedent to the obligation of the Noteholders to purchase and pay for the Notes to be sold under the Note Agreement and to make Advances under the Notes that USA shall have made the pledge contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Noteholders to purchase the Notes under the Note Agreement, USA hereby agrees as follows:

        SECTION 1. DEFINED TERMS AND RELATED MATTERS.

        (a) The capitalized terms used herein which are defined in the Note Agreement and not otherwise defined herein shall have the meanings specified therein.

        (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                                                    CONFIDENTIAL
                                                                      U 05271

        (c) Unless otherwise defined herein or in the Note Agreement, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as currently in effect in the State of Texas are used herein as therein defined.

        SECTION 2. GRANT OF SECURITY. USA hereby pledges to the Noteholders, and grants to the Noteholders a security interest in, the following (the "PLEDGED COLLATERAL"):

        (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

        (b) all additional shares of stock of the Company from time to time acquired by USA in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

        (c) all proceeds of any of the foregoing.

        This inclusion of proceeds in this Agreement does not authorize USA to sell, dispose of or otherwise use the Pledged Collateral in any manner not specifically authorized hereby.

        SECTION 3. SECURITY FOR OBLIGATIONS. This Agreement secures the prompt and complete (a) payment of all obligations of USA to the Noteholders now or hereafter existing under the Guaranty Agreement or the other Transaction Documents (including, without limitation, any interest accruing after the filing of any petition or pleading in a bankruptcy or similar proceeding), and
(b) performance and observance by USA of all obligations, covenants and conditions contained in the Guaranty Agreement and the other Transaction Documents (including, without limitation, the obligations, covenants and conditions contained herein), whether for principal, interest, fees, expenses or otherwise (all such obligations, covenants and conditions described in the foregoing clauses (a) and (b) being hereinafter collectively referred to as the "OBLIGATIONS").

        SECTION 4. DELIVERY OF PLEDGED COLLATERAL. All certificates representing the Pledged Collateral shall be delivered to and held by or on behalf of the Noteholders pursuant hereto and shall be in suitable form for transfer by delivery, duly endorsed in blank without restriction, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Noteholders. The Noteholders shall have the right, at any time in their sole discretion and without notice to USA, to transfer to or to register in the names of the Noteholders any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a) hereof and, prior to a foreclosure sale or other disposition of the Pledged Collateral, the beneficial ownership of USA. In addition, the Noteholders shall have the right at any time to exchange certificates representing Pledged Collateral for certificates of smaller or larger denominations.

                                                                    CONFIDENTIAL
                                                                       U 05272

        SECTION 5. REPRESENTATIONS AND WARRANTIES. USA represents and warrants as follows:

        (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

        (b) USA is the legal, record and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

        (c) The delivery of the Pledged Shares to the Noteholders pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

        (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required either (i) for the pledge by USA of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by USA or (ii) for the exercise by the Noteholders of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

        (e) The Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of stock of the Company.

        SECTION 6. FURTHER ASSURANCES. USA agrees that from time to time, at the expense of USA, USA will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Noteholders may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Noteholders to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral. USA will furnish to the Noteholders from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Noteholders may reasonably request, all in reasonable detail.

        SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as no Event of Default shall have occurred and be continuing and the Noteholders have not delivered the notice specified in Section 7(b):

        (i) USA shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Guaranty Agreement or the other Transaction Documents.

                                                                    CONFIDENTIAL
                                                                       U 05273

        (ii) USA shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral to the extent, and only to the extent, such dividends are permitted under the Note Agreement, provided, however, that all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (c) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Noteholders to hold as, Pledged Collateral and shall, if received by USA, be received in trust for the benefit of the Noteholders, be segregated from the other property or funds of USA, and be forthwith delivered to the Noteholders as Pledged Collateral in the same form as so received (with any necessary endorsement).

        (b) Upon the occurrence and during the continuance of an Event of Default, at the option of the Noteholders exercised in a writing sent to USA:

        (i) All rights of USA to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
     Section 7(a)(i) shall cease, and the Noteholders shall thereupon have the sole right to exercise such voting and other consensual rights.

        (ii) All rights of USA to receive the dividends which it would otherwise be entitled to receive and retain pursuant to Section 7(a)(ii) shall cease, and the Noteholders shall thereupon have the right to receive and hold as Pledged Collateral such dividends.

        (iii) All dividend payments which are received by USA contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of the Noteholders, shall be segregated from other funds of USA and shall be forthwith paid over the Noteholders as Pledged Collateral in the same form as so received (with any necessary endorsement).

        SECTION 8. TRANSFERS AND OTHER LIENS. USA shall not: (a) sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral; or (b) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest created by this Agreement. USA agrees that it will cause the Company not to issue any stock or other equity securities in addition to or in substitution for the Pledged Shares.

        SECTION 9. NOTEHOLDERS APPOINTED ATTORNEY-IN-FACT. USA hereby irrevocably appoints the Noteholders USA's attorney-in-fact, with full authority in the place and stead of USA and in the name of USA, the Noteholders or otherwise, from time to time while an Event of Default exists in the Noteholders' sole discretion, to take any action and to execute any instrument which the Noteholders may deem necessary or advisable to accomplish the purposes of this Agreement,

                                                                    CONFIDENTIAL
                                                                       U 05274
including, without limitation, to receive, endorse and collect all certificates or instruments made payable to USA representing any dividend or other distribution in respect of the Pledged Collateral.

        SECTION 10. NOTEHOLDERS MAY PERFORM. If USA fails to perform any agreement contained herein, the Noteholders may themselves perform, or cause performance of, such agreement, and the reasonable expenses of the Noteholders incurred in connection therewith shall be payable by USA under Section 14.

        SECTION 11. THE NOTEHOLDERS' DUTIES. The powers conferred on the Noteholders hereunder are solely to protect their interest in the Pledged Collateral and shall not impose any duty upon them to exercise any such powers. Except for reasonable care in the custody of any Pledged Collateral in their possession and the accounting for moneys actually received by them hereunder, the Noteholders shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Noteholders shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in their possession if such Pledged Collateral is accorded treatment substantially equal to that which the Noteholders accord their own property, it being understood that the Noteholders hall not have any responsibility for (a) ascertaining, or taking action with respect to calls, conversions, exchanges or other matters relative to the Pledged Collateral, whether the Noteholders have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

        SECTION 12. REMEDIES. If any Event of Default shall have occurred and be continuing:

        (a) The Noteholders may exercise in respect of the Pledged collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas (as amended from time to time, the "Code") (whether or not the Code applies to the affected Pledged Collateral) and the Noteholders may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Noteholder's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Noteholders may deem commercially reasonable. USA agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to USA of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification thereof. The NOteholders shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Noteholders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (b) Any cash held by the Noteholders as Pledged Collateral and all cash proceeds received by the Noteholders in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the sole discretion of the Noteholders,

                                                                   CONFIDENTIAL
                                                                      U 05275
     be held by the Noteholders as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Noteholders pursuant to Section 14) pro rata to and for the Noteholders in the following order of priority: first, to the NOteholders in proportion to the aggregate amount of Obligations then owing to each such Noteholder under the Guaranty Agreement, and second, to the Noteholders in proportion to the aggregate amount of all other Obligations then owing to each such Noteholder. Any surplus of such cash or cash proceeds held by the Noteholders and remaining after payment in full of all the Obligations shall be paid over to USA or to whomsoever may be lawfully entitled to receive such surplus.

        (c) All rights and remedies of the Noteholders expressed herein are in addition to all other rights and remedies possessed by the Noteholders in the Note Agreement, the Guaranty Agreement and any other agreement or instrument relating to the Obligations.

        SECTION 13. PRIVATE SALE OF PLEDGED COLLATERAL. USA recognizes that the Noteholders may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act and applicable state securities laws, but may instead be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. USA acknowledges and agrees that any such private sale shall be deemed not to have been made in a commercially reasonable manner solely because the sales price received is lower than the price that could have been obtained at a public sale. The Noteholders shall not be under any obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Company to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if the Company would agree to do so.

        SECTION 14. INDEMNITY AND EXPENSES.

        (a) USA HEREBY INDEMNIFIES THE NOTEHOLDERS AND THE OTHER INDEMNIFIED PERSONS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES GROWING OUT OF OR RESULTING FROM THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS AGREEMENT), EXCEPT CLAIMS, LOSSES OR LIABILITIES RESULTING FROM THE NOTEHOLDERS' OR OTHER INDEMNIFIED PERSONS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IT IS THE EXPRESS INTENTION OF USA THAT THE NOTEHOLDERS AND THE OTHER INDEMNIFIED PERSONS SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS OR EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE

                                                                    CONFIDENTIAL
                                                                       U 05276

     (WHETHER SOLE, CONCURRENT OR CONTRIBUTORY) OR STRICT LIABILITY OF THE NOTEHOLDERS OR THE OTHER INDEMNIFIED PERSONS.

        (b) USA will upon receipt of an invoice pay to the Noteholders the amount of any and all expenses, including the reasonable fees and disbursement of their counsel and of any experts and agents, that the Noteholders may incur in connection with (i) the administration of this Agreement, (ii) the evaluation, appraisal, custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Noteholders hereunder or (iv) the failure by USA to perform or observe any of the provisions hereof. USA agrees to pay interest on any expenses or other sums payable to the Noteholders hereunder that are not paid when due at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Default Rate.

        SECTION 15. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by USA herefrom, shall in any event be effective unless the same shall be in writing and signed by the Noteholders and USA, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 16. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be given in the manner and at the addresses, and shall become effective as, specified in the Note Agreement. The address and telecopy number for USA shall be the same as those for USA set forth in the Guaranty Agreement.

        SECTION 17. WAIVER OF MARSHALING. All rights of marshaling of assets of USA, including any such right with respect to the Pledged Collateral, are hereby waived by USA.

        SECTION 18. LIMITATION BY LAW. All the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

        SECTION 19. SEPARABILITY. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

        SECTION 20. CAPTIONS. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

                                                                    CONFIDENTIAL
                                                                       U 05277

     SECTION 21. NO WAIVER; REMEDIES. No failure on the part of the Noteholders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 22. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 23. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations and termination of the Commitments, (ii) be binding upon USA, its successors and assigns and (iii) inure to the benefit of the Noteholders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), each Noteholder may assign or otherwise transfer all or a portion of any of the Notes held by it to any other Person, and such other Person (other than USA, the Company or their Affiliates) shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise. Upon the payment in full of the Obligations and termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to USA. Upon any such termination, USA shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied against the Obligations pursuant to the terms hereof.

     SECTION 24. SECURITY INTEREST ABSOLUTE. All rights of the Noteholders and security interests hereunder, and all obligations of USA hereunder, shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of the Guaranty Agreement or the other Transaction Documents unless such lack of validity and enforceability results from a failure of consideration;

     (b) any change in the time, manner or place of payment, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Guaranty Agreement or the other Transaction Documents;

     (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

     (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or USA.

                                      -8-
                                                                    CONFIDENTIAL
                                                                      U 05278

     SECTION 25. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement or made in writing by or on behalf of USA in connection herewith shall survive the execution and delivery of this Agreement and repayment of the Obligations. Any investigation by the Noteholders shall not diminish in any respect whatsoever their rights to rely on such representations and warranties.

     SECTION 26. JURY WAIVER. USA AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 27. CHOICE OF FORUM. USA AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS.

     SECTION 28. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

     IN WITNESS WHEREOF, USA has caused this Agreement to be duly executed and delivered by its duly authorized officer thereunto duly authorized as of the date first above written.


                                             UNIVERSAL SEISMIC ASSOCIATES, INC.


                                                    /s/ MICHAEL J. PAWELEK
                                             By: ______________________________
                                             Name:  Michael J. Pawelek
                                             Title: President

                                      -9-
                                                                    CONFIDENTIAL
                                                                      U 05279

                            IRREVOCABLE STOCK POWER

                                                 KNOW ALL MEN BY THESE PRESENTS,

        THAT UNIVERSAL SEISMIC ASSOCIATES, INC., A DELAWARE CORPORATION ("USA"), FOR VALUE RECEIVED has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto_________________________ ______________________________________________________________________________,
One Hundred (100) shares of the COMMON STOCK of UNEXCO, INC., a Delaware corporation (the "Corporation"), standing in the name of USA on the books of the Corporation, represented by Certificate No. One (1) herewith, AND it does hereby constitute and appoint ______________________________ its true and lawful attorney, IRREVOCABLY, for it and in its name and stead, to sell, assign, transfer, hypothecate, pledge and make over all or any part of the said stock and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that its said Attorney or his substitute or substitutes shall lawfully do by virtue hereof.

        IN WITNESS WHEREOF, I, Michael J. Pawelek, President of UNIVERSAL SEISMIC ASSOCIATES, INC., have hereunto set my hand and seal effective the _____ day of __________, 19__.


                                              UNIVERSAL SEISMIC ASSOCIATES, INC.



                                               By: /s/ MICHAEL J. PAWELEK
                                                   -----------------------------
                                                   Michael J. Pawelek, President






                                                                    CONFIDENTIAL
                                                                       U 05280

                       SEE RESTRICTIONS ON REVERSE SIDE


               ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE


NUMBER                                                                SHARES

  1                                                                     100

                                 UNEXCO, INC.
                                 COMMON STOCK
                 The Corporation is Authorized to Issue 1,000
                 Shares Common Stock-Par Value $.001 Per Share

THIS CERTIFIES THAT UNIVERSAL SEISMIC ASSOCIATES, INC. is the owner of ONE HUNDRED (100) fully paid and non-assessable Shares of the Common Stock of UNEXCO, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated JANUARY 18, 1996

/s/ VICKI D HUMPHREY                                    /S/ MICHAEL J.PAWELEK
---------------------                                   ----------------------
      SECRETARY                                               PRESIDENT

   VICKI D. HUMPHREY                                       MICHAEL J. PAWELEK




                                                                    CONFIDENTIAL
                                                                       U 05281

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

THERE ARE NO PRE-EMPTIVE RIGHTS.

CUMULATIVE VOTING IS PROHIBITED.





        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used through not in the list.

        TEN COM - as tenants in common                            UNIF GIFT MIN ACT - .............Custodian............(Minor)
        TEN ENT - as tenants by the entireties                       under Uniform Gifts to Minors Act..................(State)
        JT TEN - as joint tenants with right of survivorship
                 and not as tenants in common

                                                                                   PLEASE INSERT SOCIAL SECURITY OR OTHER
                                                                                       IDENTIFYING NUMBER OF ASSIGNEE
For value received, the undersigned hereby sells, assigns and transfers unto      |______________________________________|
                                                                                  |______________________________________|
----------------------------------------------------------------------------
         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

---------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------Shares
represented by the within Certificate, and hereby irrevocably constitutes and appoints--------------------------
---------------------------------------------------------------------------------- Attorney to transfer the said
Shares on the books of the within-named Corporation with full power of substitution in the premises.
Dated,----------------------------
          In presence of                                  ------------------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.


                                                                    CONFIDENTIAL
                                                                       U 05282